Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

GrowGeneration, Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Second Amended and Restated 2018 Equity Incentive Plan (the “Second Amended 2018 Plan”)	457(c) and 457(h)	1,500,000(2)	$1.07	(3)	$1,605,000	0.0001531	$245.73
Total Offering Amounts						$1,605,000		$245.73
Total Fee Offsets								$—
Net Fee Due								$245.73

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) also covers such additional shares of common stock, par value $0.001 per share (the “Common Stock”), of GrowGeneration, Corp. (the “Registrant”), that may become issuable under the GrowGeneration, Corp. 2018 Equity Incentive Plan, as amended and restated, by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)Represents the additional number of shares of Common Stock reserved for issuance under the Second Amended 2018 Plan, following approval of the Second Amended 2018 Plan by the shareholders of the Registrant on June 20, 2024, with respect to grants of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock as the administrator of the Second Amended 2018 Plan may determine.
(3)Estimated in accordance with Rules (c) and (h) of Rule 457 under the Securities Act solely for the purposes of calculating the registration fee on the basis of $1.07 per share, which represents the average of the high and low price per share of the Registrant’s Common Stock on March 17, 2025, as reported on The Nasdaq Capital Market, which date is within five business days prior to filing this Registration Statement.